-------------
                                                   Please mark your
                                                        votes as         X
                                                     indicated in
                                                     this example
                                                                   -------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

                                                                          VOTE
1. The election as directors of all nominees listed            FOR      WITHHELD
   (except as marked to the contrary).

   INSTRUCTION: To withhold your vote for any individual       |_|         |_|
   nominee, write that nominee's name on the line provided below:

   Nominees: Donald M. Blake and Joseph R. Ficalora

   ------------------------------------------------

2. The amendment of the Queens County Bancorp, Inc. 1997  FOR   AGAINST  ABSTAIN
   Stock Option Plan.                                     |_|     |_|      |_|

3. The ratification of the appointment of KPMG LLP as     FOR   AGAINST  ABSTAIN
   independent auditors of Queens County Bancorp, Inc.    |_|     |_|      |_|
   for the fiscal year ending December 31, 2000.

Please indicate here if you plan to attend the Annual Meeting.     YES    NO
                                                                   |_|    |_|

Signature______________________Signature______________________Date______________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              FOLD AND DETACH HERE

REVOCABLE PROXY            QUEENS COUNTY BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 19, 2000
                        10:00 a.m. Eastern Standard Time

      The undersigned hereby appoints the Proxy Committee of the Board of Directors of Queens County Bancorp, Inc. (the "Company"), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on April 19, 2000, at 10:00 a.m., Eastern Standard Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York, and at any and all adjournments thereof as set forth on the reverse side.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

      The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 17, 2000, and a 1999 Annual Report to Shareholders.

                  (Continued and to be signed on reverse side)

                              [LOGO] QUEENS COUNTY
                                     BANCORP, INC.
                                     -------------

                                38-25 Main Street
                            Flushing, New York 11354
                                 (718) 359-6400

                                                        March 17, 2000

Fellow Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of Queens County Bancorp, Inc., the holding company for Queens County Savings Bank, Flushing, New York. The Annual Meeting will be held on April 19, 2000, at 10:00 a.m., Eastern Standard Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

      The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Queens County Bancorp, Inc., as well as representatives of KPMG LLP, the Company's independent auditors, will be present to respond to any questions that our shareholders may have.

      The Board of Directors of Queens County Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each matter to be considered.

      Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated, as a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

      On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

                                                        Sincerely,


                                                        Joseph R. Ficalora
                                                        Chairman, President, and
                                                        Chief Executive Officer

                           QUEENS COUNTY BANCORP, INC.
                                38-25 Main Street
                            Flushing, New York 11354

                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 19, 2000

                       ----------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Queens County Bancorp, Inc. will be held on April 19, 2000, at 10:00 a.m., Eastern Standard Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

      The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.    The election of two directors to three-year terms of office each;
2.    The amendment of the Queens County Bancorp, Inc. 1997 Stock Option Plan;
3. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and
4. Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

      The Board of Directors has established March 3, 2000, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event that there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Queens County Bancorp, Inc., 38-25 Main Street, Flushing, New York 11354, for a period of ten days prior to the Annual Meeting and will also be available at the meeting itself.

                                             By Order of the Board of Directors,


                                             Michael J. Lincks
                                             Executive Vice President
                                             and Corporate Secretary

Flushing, New York
March 17, 2000

                           QUEENS COUNTY BANCORP, INC.

                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 19, 2000

                             -----------------------

Solicitation and Voting of Proxies

      This proxy statement is being furnished to shareholders of Queens County Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held on April 19, 2000 and at any adjournments thereof. The 1999 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 1999, accompanies this proxy statement, which is first being mailed to shareholders on or about March 17, 2000.

      Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it, signed and dated, in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the election of the nominees for director named in this proxy statement and FOR the ratification of the other specific proposals presented therein.

      Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

      A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to attend and/or vote personally at the Annual Meeting.

      The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, ChaseMellon Shareholder Services, L.L.C., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $4,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers, and other employees of the Company and its subsidiary, Queens County Savings Bank (the "Bank"), without additional compensation therefor. The Company will also request persons, firms, and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

      The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

      The close of business on March 3, 2000 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 20,813,126.

      As provided in the Company's Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      As to the matter being proposed for shareholder action set forth in Proposal 2, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. An affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting, in person or by proxy, is required to constitute shareholder ratification of this proposal. Shares as to which the "ABSTAIN" box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit will not be counted as votes cast and will have no effect on the vote on the matter presented.

      As to the approval of KPMG LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, you may (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast affirmatively or negatively at the Annual Meeting, without regard to either (i) broker non-votes or (ii) proxies marked "ABSTAIN" as to that matter.

      Proxies solicited hereby will be returned to ChaseMellon Shareholder Services, L.L.C., and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

      The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                     Amount and
                                                     Nature of
                           Name and Address          Beneficial       Percent of
Title of Class            of Beneficial Owner         Ownership         Class
--------------            -------------------         ---------         -----

Common Stock        Queens County Savings Bank       4,548,839(1)       21.86%
                    Employee Stock Ownership
                    Plan ("ESOP")
                    38-25 Main Street
                    Flushing, New York 11354

                    Max L. Kupferberg                1,109,589(2)        5.32
                    Director
                    Queens County Bancorp, Inc.
                    38-25 Main Street
                    Flushing, NY 11354

------------------------------
(1) Harold E. Johnson, and Donald M. Blake administer the ESOP as a committee (the "ESOP Committee"). An independent corporate trustee has been appointed as the trustee for the ESOP (the "ESOP Trustee"). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Under the ESOP, unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). At March 3, 2000, 1,661,850 shares were allocated under the ESOP and 2,886,989 were unallocated.
(2) Information is based on a Schedule 13D filed on September 14, 1998 and current information in which Mr. Kupferberg reported that he beneficially owns 1,109,589 shares.

                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

      Both persons standing for election as director were unanimously nominated by the Nominating Committee of the Board of Directors. Neither person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

      Pursuant to the Company's Bylaws, the number of directors of the Company is eight (8), unless otherwise designated by the Board of Directors. The eight directors of the Company also presently serve as directors of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

      The nominees proposed for election at this year's Annual Meeting are Donald M. Blake and Joseph R. Ficalora.

      In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of the nominees proposed by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Nominees, Continuing Directors, and Executive Officers

      The following table sets forth, as of the Record Date, the names of the nominees and of the continuing directors and executive officers, their ages, and a brief description of their recent business experience, including present occupations and employment, directorships held by each, the year in which each became a director, and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group as of the Record Date.

                                                                                  Shares of
Name and Principal                                         Expiration            Common Stock             Percent
Occupation at Present                        Director      of Term as            Beneficially                of
and for Past Five Years              Age     Since (1)      Director              Owned (2)                Class
-----------------------              ---     --------       --------              ---------                -----

NOMINEES

Donald M. Blake                       75       1968           2003               190,328  (3) (4)            0.91 %
   President and Chief Executive
   Officer of Joseph J. Blake &
   Assoc., Inc., a national real
   estate appraisal company.

Joseph R. Ficalora                    53       1989           2003               893,675  (5) (6)            4.22
   Chairman of the Board,
   President, and Chief
   Executive Officer of the
   Company; President and
   Chief Executive Officer of
   the Bank since January 1, 1994
   and Chairman of the Bank since
   May 20, 1997.

CONTINUING DIRECTORS

Harold E. Johnson                     81       1965           2001               233,945  (3)                1.12
   Retired Executive Vice
   President, Chief Financial
   Officer, and Director of
   Continental Corporation, an
   insurance holding company;
   Director of Independence Holding
   Company, a diversified holding
   corporation in Connecticut.

Henry E. Froebel                      76       1984           2001               111,430  (3)                0.53
   Retired Vice Chairman of
   Rollins Hudig Hall of New
   York, an insurance brokerage
   firm.

Howard C. Miller                      76       1985           2001               104,874  (3)                0.50
   Retired Senior Vice
   President-Mortgages of
   the Bank.

                                                                                  Shares of
Name and Principal                                         Expiration            Common Stock            Percent
Occupation at Present                        Director      of Term as            Beneficially              Of
and for Past Five Years              Age     Since (1)      Director              Owned (2)               Class
-----------------------              ---     --------       --------              ---------               -----

Max L. Kupferberg                     80       1983           2002              1,109,589  (3) (4)         5.32
   Chairman of the Board
   of Directors of Kepco, Inc.,
   a manufacturer of electrical
   equipment.

Dominick Ciampa                       66       1995           2002                162,508  (3) (4)         0.78
   Principal, Ciampa
   Organization, a local real
   estate development firm.

Richard H. O'Neill                    68       1995           2002                 39,295  (3)             0.19
   Financial consultant;
   Retired Executive Vice
   President, Finance, New
   York Shipping Assoc., Inc.

NAMED EXECUTIVE
OFFICERS

Michael J. Lincks                     42        --             --                 310,127  (5) (6)         1.49
   Executive Vice President and
   Corporate Secretary of the
   Company; Executive Vice
   President and Secretary of the
   the Bank since 1992.

Russ DiBenedetto                      57        --             --                 365,704  (5) (6)         1.75
   Senior Vice President of the
   Company; Senior Vice
   President and Auditor of the
   Bank since 1991.

James J. O'Donovan                    57        --             --                321, 674  (5) (6)         1.54
   Senior Vice President of the
   Company; Senior Vice
   President and Mortgage
   Officer of the Bank since 1987.

                                                                                  Shares of
Name and Principal                                         Expiration            Common Stock            Percent
Occupation at Present                        Director      of Term as            Beneficially              Of
and for Past Five Years              Age     Since(1)       Director              Owned (2)               Class
-----------------------              ---     --------       --------              ---------               -----

Robert Wann                           45        --             --                309,699  (5) (6)          1.48
   Senior Vice President,
   Comptroller, and Chief
   Financial Officer of the
   Company; Senior Vice
   President and Comptroller of
   the Bank since 1992.

All directors and executive                                                    4,152,848  (7)             19.83  %
  officers as a group (12 persons)

------------------------------
(1)   Includes years of service as a trustee or director of the Bank.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(3)   Includes 128,638; 88,638; 37,043; 51,793; and 15,000 shares underlying options granted to Messrs. Johnson, Blake, Froebel, Miller, and O'Neill, respectively, under the Queens County Bancorp, Inc. 1993 Stock Option Plan for Outside Directors ("Directors' Option Plan"), all of which are currently exercisable. Includes 27,000 shares underlying options granted to each of Messrs. Johnson, Blake, Kupferberg, Froebel, Miller, and Ciampa, respectively, under the Queens County Bancorp, Inc. 1997 Stock Option Plan, all of which are currently exercisable. Also includes 17,345 shares underlying options granted to Mr. O'Neill under the Queens County Bancorp, Inc. 1997 Stock Option Plan, all of which are currently exercisable. Excludes 9,655 shares underlying options granted to Mr. O'Neill under the Queens County Bancorp, Inc. 1997 Stock Option Plan which become exercisable July 19, 2000.
(4) Includes 18,019 shares owned by the spouse of Mr. Blake for which the director disclaimed beneficial ownership. Also includes 152,911 shares owned by the spouse of Mr. Kupferberg for which the director claimed beneficial ownership. Also includes 11,775 and 23,815 shares wherein Mr. Ciampa is co-trustee, with his spouse, of trusts for his children and of the Dominick and Rose Ciampa Foundation, respectively.
(5) Includes 220,000 and 40,488 shares underlying options granted to Messrs. Ficalora and DiBenedetto, respectively, under the Queens County Bancorp, Inc. 1993 Incentive Stock Option Plan ("Incentive Option Plan"), all of which are currently exercisable. Also includes 158,625; 67,500; 67,500; 67,500; and 67,500 shares underlying options granted to Messrs. Ficalora, Lincks, DiBenedetto, O'Donovan, and Wann, respectively, under the Queens County Bancorp, Inc. 1997 Stock Option Plan, all of which are currently exercisable.
(6)   Includes 36,045; 40,612; 35,806; 37,558; and 36,494 shares allocated under the ESOP to the accounts of Messrs. Ficalora, Lincks, DiBenedetto, O'Donovan, and Wann, respectively. Includes 60,043; 33,411; 50,148; 20,058; and 18,453 shares purchased by the Incentive Savings Plan of Queens County Savings Bank trustee for the accounts of Messrs. Ficalora, Lincks, DiBenedetto, O'Donovan, and Wann, respectively. Also includes 120,912; 45,052; 26,755; 35,800; and 30,172 shares allocated under the
      Queens County Savings Bank Supplemental Benefits Plan ("SBP") to the accounts of Messrs. Ficalora, Lincks, DiBenedetto, O'Donovan, and Wann, respectively.
(7) Includes 321,112 shares underlying options granted to directors under the Directors' Option Plan and 260,488 shares underlying options granted to executive officers under the Incentive Option Plan, all of which are currently exercisable. Includes 607,970 shares underlying options granted to directors and executive officers under the Queens County Bancorp, Inc. 1997 Stock Option Plan. Also includes 186,515; 182,113; and 258,691 shares accumulated for the benefit of executive officers in the aggregate under the ESOP, Incentive Savings Plan, and the SBP, respectively. Excludes 9,655 shares underlying options granted to a director under the Queens County Bancorp, Inc. 1997 Stock Option Plan which become exercisable on July 19, 2000.

Meetings of the Board of Directors and Committees of the Board of Directors

      The Board of Directors of the Company conducts its business through its meetings and through activities of its committees. The Board of Directors of the Company meets periodically. During 1999, the Board of Directors of the Company held thirteen (13) meetings. Each director of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such director served during fiscal year 1999. The Board of Directors of the Company also maintains committees, the nature and composition of which are described below:

      Audit Committee. The Audit Committee of the Company consists of Messrs. Kupferberg (Chairman), Froebel, and Miller, all of whom are outside directors. This committee meets with the Company's and Bank's internal auditor to review the summary of internal audits of the Company's and Bank's quarterly results. The Audit Committee met three (3) times in 1999.

      Nominating Committee. The Company's Nominating Committee for the 2000 Annual Meeting consisted of Messrs. Blake (Chairman), Johnson, Kupferberg, Froebel, Miller, and Ficalora. The committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to Be Conducted at an Annual Meeting." The Nominating Committee met on January 18, 2000.

      Compensation Committee. The Compensation Committee of the Company consists of Messrs. Blake (Chairman), Johnson, and Kupferberg. This committee meets to establish compensation for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee met five (5) times in 1999.

      Strategic Planning Committee. The Strategic Planning Committee of the Company consists of Messrs. Blake (Chairman), Johnson, Kupferberg, Froebel, Miller, and Ficalora. The committee meets to review strategic initiatives of the Company and the Bank. The Strategic Planning Committee met six (6) times in 1999.

Directors' Compensation

      Directors' Fees. Directors of the Company do not receive any fees or retainers for serving on the Company's Board of Directors. Outside directors of the Bank receive an annual retainer of $15,000 and a fee of $500 per Board meeting attended. Outside directors also receive an annual retainer for committee service ranging from $1,000 to $8,000, depending upon the committee, and receive fees ranging from $250 to $500 for each committee meeting attended.

      Directors' Deferred Fee Plan. The Bank maintains the Queens County Savings Bank 1993 Directors' Deferred Fee Stock Unit Plan (the "Directors' Deferred Fee Plan"). This plan provides an opportunity for the members of the Board of Directors of the Bank who were active in such capacity on the effective date of the Plan to defer receipt of fees otherwise currently payable to them, in exchange for the receipt (at the time they cease to serve as Directors) of a benefit based on the value of the common stock of the Company, and provides the Bank with the use of the funds for business activities. The deferral of fees under the Plan applies to all fees received by directors: regular meeting fees, special meeting fees, and committee fees.

      Outside Directors' Consultation and Retirement Plan. The Bank maintains the Outside Directors' Consultation and Retirement Plan (the "Consultation Plan") to provide benefits to outside directors and to ensure their continued service and assistance in the conduct of the Bank's business in the future. Under the Consultation Plan, a director who is not currently an officer or employee of the Bank and has served as a director for at least ten years (with credit given for prior service as a trustee of the Bank), has attained the age of 65, and agrees to provide continuing consulting services to the Bank, will be eligible upon retirement to receive an annual benefit equal to the average of the director's annual retainer and meeting fees over the 36-month period preceding the director's termination date, for a period equal to the lesser of the number of months such director agrees to provide consulting services after retirement, or ten years. The Consultation Plan is unfunded.

      Life Insurance Benefit for Outside Directors. The Company provides life insurance for outside directors of the Bank and the Company. The premiums paid by the Company for this insurance coverage for each outside director during 1999 amounted to $3,852. Such premiums are tax deductible by the Company, assuming certain requirements are met.

      Directors' Option Plans. Directors also participate in the Queens County Bancorp, Inc. 1993 Stock Option Plan for Outside Directors and the Queens County Bancorp, Inc. 1997 Stock Option Plan.

      During 1999, under the Queens County Bancorp, Inc. 1997 Stock Option Plan, Messrs. Johnson, Blake, Kupferberg, Froebel, Miller, Ciampa, and O'Neill were granted non-statutory stock options (each with a reload feature) to purchase 27,000; 27,000; 27,000; 27,000; 27,000; 27,000; and 10,191 shares, respectively, at an exercise price of $30.34. The options became exercisable on July 20, 1999. Pursuant to the Annual Stock Appreciation Program feature within the plan (the "ASAP"), options generally may be exercised starting on January 19, 2000 and on each succeeding date immediately following the January Board meeting (the "Automatic Exercise Date") thereafter until the Plan expires (for further discussion, see "Executive Compensation - 1997 Stock Option Plan"). The ASAP requires each participant to make an investment in the Company by contributing to the ASAP currently owned shares. Option exercises occur automatically when the Fair Market Value on the Automatic Exercise Date exceeds by 5% or more the exercise price of the lowest priced option held by an optionee under the ASAP.

Executive Compensation

      The following report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      Compensation Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's chief executive officer and other executive officers of the Company. The disclosure requirements for the chief executive officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. The Compensation Committee of the Company (the "Compensation Committee") consists only of disinterested outside directors. The members of the Compensation Committee also serve on the Salary and Personnel Committee of the Bank. In fulfillment of the SEC requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

      The Compensation Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including the Chief Executive Officer ("CEO"). The Compensation Committee determines salary levels for senior executives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate. Grants of stock options and restricted stock awards to senior management and key employees, under certain of the Bank's and the Company's stock-based compensation plans, are also determined by the Compensation Committee.

      This report is submitted by the Compensation Committee and the Board of Directors of the Company to summarize their involvement in the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the CEO, Joseph R. Ficalora, in particular, during 1999.

      General Policy. The executive compensation practices of the Company and the Bank are designed to reward, and provide an incentive for, executives based on the achievement of corporate and individual goals. Compensation levels for executives are established after considering measures including, but not limited to, financial performance and labor market conditions. Furthermore, qualitative factors such as commitment, leadership, teamwork, and community involvement are considered in compensation deliberations. The Compensation Committee engaged the Performance and Compensation Management Group of KPMG LLP, to assist in the implementation of its Executive Compensation Plan. In its deliberations during 1999, the committee used these resources and publicly available information. The Compensation Committee has complete access to all necessary personnel records, financial reports, and other data.

      Components of Compensation. In evaluating executive compensation, the Compensation Committee concentrates on three fundamental components: salary, annual bonus, and long-term incentive compensation.

      Salary levels for senior executives and other officers are reviewed by the Compensation Committee on an annual basis. Salary levels reflect an individual's responsibilities and experience and the Compensation Committee's view of competitive marketplace conditions.

      In the past, bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to Company and Bank performance and individual performance. Although the Compensation Committee decisions are discretionary and no specific goals were set, the general factors that were used to determine bonuses were the individual's contribution to the Bank's success since the executive's last evaluation and the demonstrated capacity to adapt to meet future needs of the Bank. No particular weightings of these factors were used to calculate bonuses. However, the Bank has implemented a goal-based annual incentive plan for its most senior executives, which is based on a full year's performance. In preparation of the plan, data was collected on ten public banks operating in the New York metropolitan area. The compensation paid to the executive officers and the financial performance of each bank comprising the peer group were utilized in crafting the Bank's plan. This peer group comprises local institutions which are included in the peer group used in the stock performance graph. The financial performance measures of the Bank were within the top 10 percentile of its peers in return on average assets, interest rate spread and net interest margin, total non-performing loans, net charge-offs to average loans, and efficiency ratio.

      The third component of the executive compensation strategy of the Company and the Bank is its long-term incentive compensation program, under which executives receive stock options which offer them the possibility of future gains, depending on the executive's continued employment by the Company or the Bank and the long-term price appreciation of the Company's Common Stock. In the view of the Compensation Committee, a portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards. The awards under these plans were granted in connection with the conversion, which occurred in November 1993. Awards under these plans consisted of both stock options and restricted stock. In addition, options were granted to executive officers under the Queens County Bancorp, Inc. 1997 Stock Option Plan. All stock options were granted with exercise prices equal to the fair market value on the date of grant. The specific factors considered in determining eligibility and the number of shares to be granted, which were weighted equally, were the executive's position and responsibilities, contributions to the strategic goals of the Bank, and the capacity to adjust to new and more demanding challenges.

      Committee Review of Executive Compensation. In making its recommendations and determinations at year-end 1999 regarding executive compensation, the Compensation Committee was influenced by numerous positive considerations. The principal factor underlying the Compensation Committee's decisions was the significant role of management and, in particular, key members of the senior management team, in the Bank's financial performance. Additionally, other accomplishments included management's ability to adapt to the demands of public life and convey to the public markets the Company's message in a timely and effective manner. Still other accomplishments, not measurable in quantitative form but of equal importance to the Company and the Bank, included improvements in strategic direction, strengthened internal controls, and regulatory compliance.

      Based upon the performance factors for 1999, executive officers were eligible for the highest level of bonus under the Executive Management Bonus Plan. In addition, the Committee and the Board approved a fifteen (15%) percent cash compensation increase for all executive officers. However, after consultation with management, no bonuses were paid and cash compensation increases were held at two and one half (2.5%) percent. This decision, in conjunction with the freezing of the pension plan and deferral of the Supplemental Benefits Plan, was consistent with the continued focus upon aligning the interests of executive management with the shareholders by placing greater emphasis on stock-based compensation over cash-based compensation strategies. In this regard, the Committee and Board also considered the current proposal for replenishment of the 1997 Stock Option Plan and awards thereunder.

      Compensation of Chief Executive Officer. In assessing appropriate types and amounts of compensation for the CEO, the Board evaluates both corporate and individual performance. Corporate factors included in such items are: return on average assets, the level of the efficiency ratio, and the market performance of the Common Stock. Individual factors include the CEO's initiation and implementation of successful business strategies, maintenance of an effective management team, and various personal qualities, including leadership, commitment, and professional and community standing.

      After reviewing the Company's 1999 results in the context of comparison to corporate and individual peers, as well as his individual contributions, the Compensation Committee concluded that the CEO, Joseph R. Ficalora, performed with skill and diligence during 1999. The year was marked by solid financial performance and Mr. Ficalora deserves a large measure of the credit for this accomplishment. He assumed personal responsibility for an array of ambitious operating strategies which were adopted and successfully pursued. Finally, the Compensation Committee believes that Mr. Ficalora has been personally responsible for the ongoing success of the Bank and has set the stage for the continued success of the Bank and the Company.

      Consistent with other executive management, Mr. Ficalora was eligible to receive the highest bonus under the Company's Executive Management Bonus Plan and a fifteen (15%) percent cash compensation increase for 2000. Mr. Ficalora's endorsement of a compensation strategy which more closely aligns the interests of executive management with those of shareholders by emphasizing stock-based compensation over cash compensation strategies resulted in no cash bonus payment and the same two and one half (2.5%) percent cash compensation increase as the rest of executive management.

      Conclusion. The Compensation Committee believes that the significant achievements of the Company and management can best be recognized by alignment with shareholders' interests and the ultimate performance of the Company's stock. The Committee anticipates that replenishment to the 1997 Stock Option Plan is the most effective means of achieving long-term strategic goals.

                       Compensation Committee of the Bank

                           Donald M. Blake (Chairman)
                                Harold E. Johnson
                                Max L. Kupferberg

      Stock Performance Graph. The following graph shows a comparison of total shareholder return on the Common Stock since December 31, 1994, with the cumulative total return of both a broad-market index and a peer group index. The broad-market index chosen was the Nasdaq Stock Market and the peer group index chosen was the Media General Industry Group, which is comprised of savings institutions. The data was provided by Media General Financial Services.

                     Comparison of Cumulative Total Returns

                           Queens County Bancorp, Inc.

                      December 31, 1994 - December 31, 1999

                               [GRAPHIC OMITTED]

                      ASSUMES $100 INVESTED ON Jan 01, 1995
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING Dec. 31, 1999

--------------------------------------------------------------------------------------------------------------
                                                   Summary
                                       12/31/94    12/31/95    12/31/96    12/31/97     12/31/98    12/31/99
                                       --------    --------    --------    --------     --------    --------
Queens County Bancorp, Inc.             100.00      150.60      246.17      483.04       544.26      512.01
Nasdaq Market Index                     100.00      129.71      161.18      197.16       278.08      490.46
MG Group Index                          100.00      158.39      206.71      347.56       304.68      244.93
--------------------------------------------------------------------------------------------------------------

      Summary Compensation Table. The following table shows, for the years ending December 31, 1999, 1998, and 1997, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four highest paid executive officers of the Company and the Bank who received salary and bonus in excess of $100,000 in fiscal year 1999 ("Named Executive Officers"). The Company does not pay any cash compensation to Named Executive Officers of the Company.


                                          Annual Compensation                           Long Term Compensation
                               --------------------------------------------  ----------------------------------------
                                                                                       Awards                Payouts
                                                                             ----------------------------   ---------
                                                                                               Securities
                                                               Other Annual   Restricted       Underlying                All Other
         Name and                         Salary      Bonus    Compensation  Stock Awards      Options/       LTIP      Compensation
      Principal Office         Year      ($) (1)       ($)         ($) (2)       ($)         SARs (#) (3)   Payouts(4)     ($) (5)
      ----------------         ----      -------      -----    ------------  -----------     ------------   ----------  ------------

Joseph R. Ficalora             1999      $600,000      -0-          --            --          158,625        None       $   40,064
 Chairman of the Board,        1998       510,000      -0-          --            --          158,625        None          715,934
 President, and                1997       500,000      -0-          --            --          158,625        None        1,020,924
 Chief Executive Officer

Michael J. Lincks              1999       303,000      -0-          --            --          67,500         None           40,064
 Executive Vice President      1998       280,500      -0-          --            --          67,500         None          375,237
 and Corporate Secretary       1997       275,000      -0-          --            --          67,500         None          533,547

James J. O'Donovan             1999       262,500      -0-          --            --          67,500         None           40,064
 Senior Vice President         1998       243,000      -0-          --            --          67,500         None          355,364
                               1997       225,000      -0-          --            --          67,500         None          473,364

Robert Wann                    1999       220,000      -0-          --            --          67,500         None           40,064
 Senior Vice President,        1998       204,000      -0-          --            --          67,500         None          332,992
 Comptroller, and Chief        1997       200,000      -0-          --            --          67,500         None          431,122
 Financial Officer

Russ DiBenedetto               1999       182,000      -0-          --            --          67,500         None           40,064
 Senior Vice President         1998       168,500      -0-          --            --          62,955         None          314,696
                               1997       165,000      -0-          --            --          67,500         None          395,604

------------------------------
(1)   Salary includes deferred compensation.
(2) There were no (a) perquisites over the lesser of $50,000 or 10% of any of the Named Executive Officer's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation;
      (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Represents options granted under the 1997 Stock Option Plan as adjusted for stock splits.
(4) For the years 1999, 1998, and 1997, the Bank had no long-term incentive plans in existence and therefore made no payouts or awards under such plans.
(5) Includes allocations under the ESOP for 1999 of 1,477 shares each for Messrs. Ficalora, Lincks, O'Donovan, Wann, and DiBenedetto, respectively, which each had market values of $40,064 at December 31, 1999.

      Employment Agreements. The Bank and the Company have entered into employment agreements with Messrs. Ficalora, Lincks, DiBenedetto, O'Donovan, and Wann (the "Executives"). The employment agreements are intended to ensure that the Bank and Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these executive officers.

      The Bank's and the Company's employment agreements (collectively, the "Employment Agreements") are substantially similar. The Employment Agreements provide for initial three-year terms. Each contract provides for daily extensions such that the term of the contract will always be three years unless written notice is provided by either party, but, in no event, may the term of the agreement extend beyond the last day of the month in which the Executive attains the age of 65. The Employment Agreements provide for a base salary which will be reviewed annually. In addition to base salary, the employment agreements provide for, among other things, disability pay, participation in stock benefit plans, and other benefits applicable to executive personnel. The Employment Agreements do not preclude termination of the Executive by the Bank or the Company for cause at any time. In the event that the Bank or the Company chooses to terminate the executive's employment for reasons other than for cause or disability, or in the event of the executive's resignation from the Bank and the Company upon (i) failure to re-elect the executive to his current offices or, if applicable, re-nominate the executive for election to the Board, (ii) a material change in the executive's functions, duties, responsibilities, benefits or perquisites, or relocation of his principal place of employment, (iii) liquidation or dissolution of the Bank or the Company, or (iv) a material breach of the Employment Agreement by the Bank or the Company, the Executive (or in the event of death following such termination, his beneficiary) would be entitled to severance pay in an amount equal to the remaining salary payments under the Employment Agreement, and other cash compensation and benefits during the remaining term of the agreement.

      If the Executive is terminated for reasons other than cause following a change in control of the Bank or the Company, or if the Executive terminates his employment upon a change in control following his demotion, loss of title, office, or significant authority, a reduction in his compensation or a relocation of his principal place of employment, the Executive (or in the event of death following such termination, his beneficiary) would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the agreement or (ii) three times his average annual compensation over the three years preceding his termination of employment. In addition, the Executive would be entitled to continued life, health, dental, and disability coverage for the thirty-six month period following his termination upon a change in control. In the event that payments made to the Executive upon a change in control would result in an "excess parachute payment" as defined under Section 280G of the Code, an excise tax would be imposed on the Executive and the Company would be denied a deduction for such excess. The Employment Agreements provide that the Company would indemnify the Executive for any such excise taxes and any additional income, employment, and excise taxes imposed as a result of such indemnification. A "change in control" is generally defined to mean, during the term of the agreement, an event that would be reported in response to Item 1(a) of the Current Report on Form 8-K, or the acquisition of Company or Bank stock that would require the Federal Reserve Bank's approval under the Bank Holding Company Act, or Federal Deposit Insurance Corporation approval under the Change in Bank Control Act, or the acquisition by a person or group of persons of 20% or more of the Bank's or the Company's Common Stock, or a tender offer, exchange offer, merger, or other form of business combination, sale of assets, or contested election of directors which results in a change of a majority of the Board of Directors. Payments to the Executives under the Bank's agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

                     Options/SAR Grants in Last Fiscal Year

                                        Percent of
                                           Total
                         Numbers of       Options                              Potential Realizable Value
                         Securities     Granted to                               at Assumed Annual Rate
                         Underlying      Employees                            of Stock Price Appreciation
                          Options        in Fiscal     Exercise   Expiration       for Option Term(2)
Name                      Granted         Year(1)        Price       Date          5%             10%
------------------       ----------     -----------    --------   ----------  -------------   -----------

Joseph R. Ficalora         158,625          37.00%       $30.34     12/31/06    $3,026,670    $7,670,176
Michael J. Lincks           67,500          15.75%        30.34     12/31/06     1,287,900     3,263,905
Russ DiBenedetto            67,500          15.75%        30.34     12/31/06     1,287,900     3,263,905
James J. O'Donovan          67,500          15.75%        30.34     12/31/06     1,287,900     3,263,905
Robert Wann                 67,500          15.75%        30.34     12/31/06     1,287,900     3,263,905

------------------------------
(1) In addition to option grants reflected in the table, 172,191 options were awarded to non-employee directors of the Company during the last fiscal year. Accordingly, grants to the named executive officers represented 71.34% of all option grants.
(2) The amounts shown represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.

The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the executive officers as of December 31, 1999. Also reported are the values for "in-the-money" options representing the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. During 1999, 261,256; 194,460; 153,650; 200,280; and 178,082 options were exercised by Messrs. Ficalora, Lincks, DiBenedetto, O'Donovan, and Wann, respectively.

                       Fiscal Year-end Option Values

                           Number of Securities Underlying        Value of Securities Underlying
                                     Unexercised                     Unexercised In-the-Money
                             Options at December 31, 1999          Options at December 31,1999

                              Exercisable/Unexercisable             Exercisable/Unexercisable
Name                                    (#)(1)                                ($)(2)
----                       --------------------------------       -------------------------------

Joseph R. Ficalora                  378,625 / -0-                        $5,151,300 / -0-

Michael J. Lincks                    67,500 / -0-                               -0- / -0-

Russ DiBenedetto                    107,988 / -0-                           948,027 / -0-

James J. O'Donovan                   67,500 / -0-                               -0- / -0-

Robert Wann                          67,500 / -0-                               -0- / -0-

(1)   Includes 158,625; 67,500; 67,500; 67,500; and 67,500 shares underlying options granted to Messrs. Ficalora, Lincks, DiBenedetto, O'Donovan, and Wann, respectively, under the Queens County Bancorp, Inc. 1997 Stock Option Plan at an exercise price of $30.34 per share.
(2) Market value of underlying securities on December 31, 1999 ($27.125) minus the exercise or base price of $3.71 per share.

      Retirement Plan. The Bank maintains the Queens County Savings Bank Retirement Plan ("Retirement Plan"), a non-contributory qualified defined benefit plan, and the SBP, an unfunded non-qualified pension plan. However, the accrual of benefits under the Retirement Plan and the SBP has been frozen as of September 30, 1999. The following table indicates the annual retirement benefit that would be payable under the plans upon retirement at age 65 to a participant electing to receive his retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. The benefits listed in the retirement benefit table are not subject to any Social Security or other offset amounts.

                                                     Years of Benefit Service at
                                                        Normal Retirement Age
                 ----------------------------------------------------------------------------------------------------
Final
Average
Salary(1)             10                15               20                25                30               40
-------------    -------------     -------------    --------------    -------------    --------------    ------------

    $100,000        $20,000           $30,000           $40,000          $50,000           $60,000        $ 70,000
     150,000         30,000            45,000            60,000           75,000            90,000         105,000
     200,000         40,000            60,000            80,000          100,000           120,000         140,000
     250,000         50,000            75,000           100,000          125,000           150,000         175,000
     300,000         60,000            90,000           120,000          150,000           180,000         210,000
     400,000         80,000           120,000           160,000          200,000           240,000         280,000
     500,000        100,000           150,000           200,000          250,000           300,000         350,000
     600,000        120,000           180,000           240,000          300,000           360,000         420,000
     625,000        125,000           187,500           250,000          312,500           375,000         437,500

----------------------
(1) The covered salary under the Retirement Plan and the SBP is the amount shown in the column entitled "Salary" in the summary compensation table and does not include amounts shown in the column entitled "Bonus" in such table.

The following table sets forth the years of credited service (i.e., benefit service) as of December 31, 1999 for each executive officer.

                                                Credited Service Years
                                            -------------------------------
Joseph R. Ficalora ........................               34
Michael J. Lincks .........................                7
Russ DiBenedetto ..........................               12
James J. O'Donovan ........................               13
Robert Wann ...............................               17

      Supplemental Benefits Plan. For the year ended December 31, 1999, supplemental retirement benefits of $311,429 were accrued for all eligible employees. The SBP provides employees who are subject to the limitations imposed by the Internal Revenue Code with supplemental benefits to replace, in part, benefits which, but for the limitations, would otherwise be due or available to them.

Transactions with Certain Related Persons

      The Bank does not make loans to either its executive officers or directors. Loans made to officers and employees are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or other unfavorable features. The Bank provides loans to its officers and employees to purchase or refinance personal residences as well as consumer loans. The Bank provides loans for non-executive officers and employees at the Bank at reduced loan service charges.

                   PROPOSAL 2. AMENDMENT OF THE QUEENS COUNTY
                      BANCORP, INC. 1997 STOCK OPTION PLAN

      The Company's shareholders are being asked to approve an amendment to the Company's 1997 Stock Option Plan (the "Plan") to increase the number of shares of Company Common Stock that may be issued under the Plan from 1,856,250 (as adjusted under the terms of the Plan to reflect stock dividends subsequent to the effective date of the Plan) to 2,856,250, representing an increase of 1,000,000 shares. The amendment was adopted by the Company's Board of Directors on February 15, 2000, subject to shareholder approval. As of the record date, there are no shares available under the Plan for the grant of options and 269,880 shares remain available for the grant of reload options in connection with the exercise of options previously granted under the Plan in connection with the Company's Annual Stock Appreciation Program (the "ASAP"), as described in greater detail below. The Company believes that an adequate reserve of shares available for issuance under the Plan is necessary to enable the Company to compete effectively with other financial institutions to attract and retain key personnel and to secure the services of experienced and qualified persons as directors.

      The Company anticipates that, following the receipt of shareholder approval of the amendment to increase the number of shares available under the Plan, awards will be made to eligible directors, officers, and employees as part of the Company's overall compensation strategy. However, no specific determinations have been made regarding the persons eligible to receive awards, the size of awards, or the terms of awards.

Summary of the Plan

      The following summary discusses the general provisions of the Plan.

      Type of Stock Option Grants. The Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment. The Plan administrative committee also has the authority to specify at the time of grant that an optionee shall be granted the right to a further option (a "reload option") in the event such optionee exercises all or part of an option, including a previously granted reload option (an "original option"), by surrendering in accordance with the Plan, previously owned shares of Common Stock in full payment of the option price under the original option. Each reload option granted on the date of exercise of the original option covers a number of shares of Common Stock not exceeding the whole number of shares of Common Stock surrendered in payment of the exercise price under the original options, has an exercise price equal to the fair market value of the Common Stock on the date of grant of the reload option, expires on the stated expiration date of the original option, and is subject to such other terms and conditions as the Plan may dictate or the Plan committee may determine.

      Administration. The Plan is administered by a committee of the Company's Board of Directors. Subject to the terms of the Plan and resolutions of the Board, the committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The committee also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted, and the terms and conditions applicable to such grants.

      Participants. All directors, officers, and employees of the Company and its subsidiaries are eligible to participate in the Plan.

      Number of Shares of Common Stock Available. As noted above, the Plan originally reserved 1,181,250 shares of Common Stock (reflecting adjustments for stock dividends subsequent to the effective date of the Plan) for issuance under the Plan in connection with the exercise of options. Subject to shareholder approval of Proposal 2, the number of shares of Common Stock available for issuance under the Plan will be increased by 1,000,000. In addition, the Plan originally authorized the issuance of 675,000 shares of Common Stock solely in connection with the grant of reload options. The Plan provides that the number of shares available for the grant of reload options will increase annually by one percent of the Company's outstanding shares. There are currently 269,880 shares reserved specifically for the issuance of reload options. Shares of Common Stock to be issued under the Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Plan.

      Terms of Stock Option Grants. The exercise price of each ISO or NQSO will not be less than the fair market value of the Common Stock on the date the ISO or NQSO is granted. The aggregate fair market value of the shares for which ISOs granted to any employee under the Plan or any other stock plans of the Company may be exercisable for the first time by such employee during any calendar year (under all stock plans of the Company and its subsidiaries) may not exceed $100,000.

      Options may be exercised in whole or in part. The exercise price of an option may be paid in Common Stock, by the surrender of all or part of the option being exercised, in cash, or a cash equivalent acceptable to the Company.

      Prior option grants under the Plan to officers and directors of the Company were made in connection with the Company's ASAP program, which was intended to promote an increase in the equity interest of such persons through systematic option exercises and the retention of such acquired shares. The ASAP requires each participant to make available sufficient previously owned shares to facilitate an automatic exercise of previously awarded options when the fair market value of the Common Stock exceeds certain threshold levels. Each option grant under the ASAP program includes a reload option to restore the participant to the same overall level of interest in the Company following the automatic exercise of options that are included in the ASAP program.

      Under the Plan, the Board may permit participants to transfer options to eligible transferees (as such eligibility is determined by the Board). Each option may be exercised during the holder's lifetime, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Board determines or as may be specified in the Plan.

      Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Board or specified in the Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Board may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

      Effect of a Change in Control. In the event of a change in control (as defined in the Plan) of the Company, each outstanding stock option grant will become fully vested and immediately exercisable.

      Term of the Plan. The Plan was effective on February 18, 1997. The Plan will expire on December 31, 2006, unless terminated sooner by the Board.

      Amendment of the Plan. The Board may generally amend or terminate the Plan at any time. However, no amendment to the Plan may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to options, (ii) materially increases the benefits to participants under the Plan, or (iii) materially changes the class of employees eligible to become participants.

      Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

      There are generally no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is included in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

      On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

Required Vote

      The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy is required to approve the amendment to the Plan.

      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR amendment of the Queens County Bancorp, Inc. 1997 Stock Option Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT OF THE QUEENS COUNTY BANCORP, INC. 1997 STOCK OPTION PLAN.

                 PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

      The Company's independent auditors for the fiscal year ended December 31, 1999 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors of the Bank and the Company for the year ending December 31, 2000, subject to ratification of such appointment by the Company's shareholders.

      Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of KPMG LLP as the independent auditors of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

Shareholder Proposals

      To be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Shareholders to be held in 2001, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement not later than November 17, 2000. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Notice of Business to be Conducted at an Annual Meeting

      The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting, provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

      In order for notice of a shareholder proposal for consideration at the Company's 2001 Annual Meeting to be timely, the Company would have to receive such notice no later than

January 19, 2001, assuming that the 2001 Annual Meeting is held on April 18, 2001 and that the Company provides at least 100 days notice or public disclosure of the date of the meeting. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder, and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Annual Meeting

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the proxy committee to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

      A copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon written request to Queens County Bancorp, Inc., Mrs. Ilene A. Angarola, Vice President, Investor Relations, 38-25 Main Street, Flushing, New York 11354.

                                             By Order of the Board of Directors,


Flushing, New York                           Michael J. Lincks
March 17, 2000                               Executive Vice President
                                             and Corporate Secretary

           YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
           REQUESTED TO SIGN, DATE, COMPLETE, AND PROMPTLY RETURN THE
         ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           QUEENS COUNTY SAVINGS BANK
                                38-25 MAIN STREET
                            FLUSHING, NEW YORK 11354

                                                        March 17, 2000
Dear Employee,

         As you know, in connection with both the conversion of Queens County Savings Bank (the "Bank") from the mutual to stock form of organization in November 1993, and the formation of Queens County Bancorp, Inc. (the "Company") as the parent holding company for the Bank, the following benefit plans were either amended or established as noted:

      1. The Bank's Incentive Savings Plan ("401(a) Plan") was amended to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(a) Plan is Oppenheimer Trust Company.

      2. An Employee Stock Ownership Plan and Trust ("ESOP") was established. The ESOP acquired 2,946,800 shares (split-adjusted) of the common stock of the Company for the benefit of the Bank's employees in the conversion and an additional 1,699,056 shares (split-adjusted) in the secondary market following the conversion. The unrelated corporate trustee for the ESOP is Oppenheimer Trust Company.

      3. A Recognition and Retention Plan and Trust ("RRP") was established. The RRP purchased 1,474,875 shares (split-adjusted) of common stock in connection with the conversion. The unrelated corporate trustee for the RRP is Chase Manhattan Bank.

As a participant in one or more of these Plans, you may direct the voting of the shares of the Company's common stock that have been allocated to your accounts. The respective Trustees will vote those shares of the Company's common stock held in the various Plans that are allocated to participants in accordance with the instructions of the participants. Shares which have been allocated to participant's accounts but for which no voting instructions have been received will be voted proportionately to voting instructions received from other participants. Furthermore, in the case of shares held in the ESOP, any unallocated shares will be voted proportionately to voting instructions received so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We, the Board of Directors, are providing you with a copy of the Company's 1999 Annual Report, a Proxy Statement dated March 17, 2000, and the Vote Authorization Form that appears on the reverse side of this letter for your use in conveying your voting instructions to the respective Plan Trustees.

In order to direct the voting of shares allocated to your account in the various Plans, you must fill out and sign this Vote Authorization Form and return it by no later than March 24, 2000 to: Donald J. Powell, Vice President, Human Resources, Queens County Savings Bank, 38-25 Main Street, Flushing, New York 11354. An envelope marked "Confidential" has been provided for your convenience.

Your shares will be tallied in a confidential manner and the respective Trustee will then vote the shares in accordance with your instructions. Should you need any further assistance in voting the shares in these benefit plans, please contact Human Resources.

You should also know that for any shares purchased by you or your family outside of these Plans, you will receive a separate proxy card and mailing. This letter and Vote Authorization Form pertain only to shares held through the Bank's benefit plans.

                                                        Sincerely yours,


                                                        The Board of Directors

                           QUEENS COUNTY SAVINGS BANK
                                38-25 MAIN STREET
                            FLUSHING, NEW YORK 11354

                                                        March 17, 2000

Dear Former Employee with vested Queens County Bancorp, Inc. stock in an Employee Benefit Plan,

      As you know, in connection with both the conversion of Queens County Savings Bank (the "Bank") from the mutual to stock form of organization in November 1993, and the formation of Queens County Bancorp, Inc. (the "Company") as the parent holding company for the Bank, the following benefit plans were either amended or established as noted:

      1. The Bank's Incentive Savings Plan ("401(a) Plan") was amended to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(a) Plan is Oppenheimer Trust Company.

      2. An Employee Stock Ownership Plan and Trust ("ESOP") was established. The ESOP acquired 2,946,800 shares (split-adjusted) of the common stock of the Company for the benefit of the Bank's employees in the conversion and an additional 1,699,056 shares (split-adjusted) in the secondary market following the conversion. The unrelated corporate trustee for the ESOP is Oppenheimer Trust Company.

As a participant in one or both of these Plans, you may direct the voting of the shares of the Company's common stock that have been allocated to your accounts. The respective Trustees will vote those shares of the Company's common stock held in the various Plans that are allocated to participants in accordance with the instructions of the participants. Shares which have been allocated to participant's accounts but for which no voting instructions have been received will be voted proportionately to voting instructions received from other participants. Furthermore, in the case of shares held in the ESOP, any unallocated shares will be voted proportionately to voting instructions received so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We, the Board of Directors, are providing you with a copy of the Company's 1999 Annual Report, a Proxy Statement dated March 17, 2000, and the Vote Authorization Form that appears on the reverse side of this letter for your use in conveying your voting instructions to the respective Plan Trustees.

In order to direct the voting of shares allocated to your account in the various Plans, you must fill out and sign this Vote Authorization Form and return it by no later than March 24, 2000 to: Donald J. Powell, Vice President, Human Resources, Queens County Savings Bank, 38-25 Main Street, Flushing, New York 11354. An envelope marked "Confidential" has been provided for your convenience.

Your shares will be tallied in a confidential manner and the respective Trustee will then vote the shares in accordance with your instructions. Should you need any further assistance in voting the shares in these benefit plans, please contact Human Resources.

You should also know that for any shares purchased by you or your family outside of these Plans, you will receive a separate proxy card and mailing. This letter and Vote Authorization Form pertain only to shares held through the Bank's benefit plans.

                                                        Sincerely yours,


                                                        The Board of Directors

                           QUEENS COUNTY SAVINGS BANK
                                38-25 MAIN STREET
                            FLUSHING, NEW YORK 11354

                                                        March 17, 2000

Dear Retiree,

      As you know, in connection with both the conversion of Queens County Savings Bank (the "Bank") from the mutual to stock form of organization in November 1993, and the formation of Queens County Bancorp, Inc. (the "Company") as the parent holding company for the Bank, the following benefit plans were either amended or established as noted:

      1. The Bank's Incentive Savings Plan ("401(a) Plan") was amended to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(a) Plan is Oppenheimer Trust Company.

      2. An Employee Stock Ownership Plan and Trust ("ESOP") was established. The ESOP acquired 2,946,800 shares (split-adjusted) of the common stock of the Company for the benefit of the Bank's employees in the conversion and an additional 1,699,056 shares (split-adjusted) in the secondary market following the conversion. The unrelated corporate trustee for the ESOP is Oppenheimer Trust Company.

As a participant in one or both of these Plans, you may direct the voting of the shares of the Company's common stock that have been allocated to your accounts. The respective Trustees will vote those shares of the Company's common stock held in the various Plans that are allocated to participants in accordance with the instructions of the participants. Shares which have been allocated to participant's accounts but for which no voting instructions have been received will be voted proportionately to voting instructions received from other participants. Furthermore, in the case of shares held in the ESOP, any unallocated shares will be voted proportionately to voting instructions received so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We, the Board of Directors, are providing you with a copy of the Company's 1999 Annual Report, a Proxy Statement dated March 17, 2000, and the Vote Authorization Form that appears on the reverse side of this letter for your use in conveying your voting instructions to the respective Plan Trustees.

In order to direct the voting of shares allocated to your account in the various Plans, you must fill out and sign this Vote Authorization Form and return it by no later than March 24, 2000 to: Donald J. Powell, Vice President, Human Resources, Queens County Savings Bank, 38-25 Main Street, Flushing, New York 11354. An envelope marked "Confidential" has been provided for your convenience.

Your shares will be tallied in a confidential manner and the respective Trustee will then vote the shares in accordance with your instructions. Should you need any further assistance in voting the shares in these benefit plans, please contact Human Resources.

You should also know that for any shares purchased by you or your family outside of these Plans, you will receive a separate proxy card and mailing. This letter and Vote Authorization Form pertain only to shares held through the Bank's benefit plans.

                                                        Sincerely yours,


                                                        The Board of Directors

                           QUEENS COUNTY SAVINGS BANK
                                38-25 MAIN STREET
                            FLUSHING, NEW YORK 11354

                                                        March 17, 2000

Dear Executive Officer,

      As you know, in connection with both the conversion of Queens County Savings Bank (the "Bank") from the mutual to stock form of organization in November 1993, and the formation of Queens County Bancorp, Inc. (the "Company") as the parent holding company for the Bank, the following benefit plans were either amended or established as noted:

      1. The Bank's Incentive Savings Plan ("401(a) Plan") was amended to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(a) Plan is Oppenheimer Trust Company.

      2. An Employee Stock Ownership Plan and Trust ("ESOP") was established. The ESOP acquired 2,946,800 shares (split-adjusted) of the common stock of the Company for the benefit of the Bank's employees in the conversion and an additional 1,699,056 shares (split-adjusted) in the secondary market following the conversion. The unrelated corporate trustee for the ESOP is Oppenheimer Trust Company.

      3. A Supplemental Benefit Plan was established. Shares are purchased to replace benefits not received due to limitations imposed by the Internal Revenue Code of 1986. The unrelated corporate trustee is Chase Manhattan Bank.

As a participant in one or more of these Plans, you may direct the voting of the shares of the Company's common stock that have been allocated to your accounts. The respective Trustees will vote those shares of the Company's common stock held in the various Plans that are allocated to participants in accordance with the instructions of the participants. Shares which have been allocated to participant's accounts but for which no voting instructions have been received will be voted proportionately to voting instructions received from other participants. Furthermore, in the case of shares held in the ESOP, any unallocated shares will be voted proportionately to voting instructions received so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We, the Board of Directors, are providing you with a copy of the Company's 1999 Annual Report, a Proxy Statement dated March 17, 2000, and the Vote Authorization Form that appears on the reverse side of this letter for your use in conveying your voting instructions to the respective Plan Trustees.

In order to direct the voting of shares allocated to your account in the various Plans, you must fill out and sign this Vote Authorization Form and return it by no later than March 24, 2000 to: Donald J. Powell, Vice President, Human Resources, Queens County Savings Bank, 38-25 Main Street, Flushing, New York 11354. An envelope marked "Confidential" has been provided for your convenience.

Your shares will be tallied in a confidential manner and the respective Trustee will then vote the shares in accordance with your instructions. Should you need any further assistance in voting the shares in these benefit plans, please contact Human Resources.

You should also know that for any shares purchased by you or your family outside of these Plans, you will receive a separate proxy card and mailing. This letter and Vote Authorization Form pertain only to shares held through the Bank's benefit plans.

                                                        Sincerely yours,


                                                        The Board of Directors

                           QUEENS COUNTY SAVINGS BANK
                                38-25 MAIN STREET
                            FLUSHING, NEW YORK 11354

                                                        March 17, 2000

Dear Employee,

      As you know, in connection with both the conversion of Queens County Savings Bank (the "Bank") from the mutual to stock form of organization in November 1993, and the formation of Queens County Bancorp, Inc. (the "Company") as the parent holding company for the Bank, the following benefit plans were either amended or established as noted:

      1. The Bank's Incentive Savings Plan ("401(a) Plan") was amended to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(a) Plan is Oppenheimer Trust Company.

      2. An Employee Stock Ownership Plan and Trust ("ESOP") was established. The ESOP acquired 2,946,800 shares (split-adjusted) of the common stock of the Company for the benefit of the Bank's employees in the conversion and an additional 1,699,056 shares (split-adjusted) in the secondary market following the conversion. The unrelated corporate trustee for the ESOP is Oppenheimer Trust Company.

As a participant in one or more of these Plans, you may direct the voting of the shares of the Company's common stock that have been allocated to your accounts. The respective Trustees will vote those shares of the Company's common stock held in the various Plans that are allocated to participants in accordance with the instructions of the participants. Shares which have been allocated to participant's accounts but for which no voting instructions have been received will be voted proportionately to voting instructions received from other participants. Furthermore, in the case of shares held in the ESOP, any unallocated shares will be voted proportionately to voting instructions received so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We, the Board of Directors, are providing you with a copy of the Company's 1999 Annual Report, a Proxy Statement dated March 17, 2000, and the Vote Authorization Form that appears on the reverse side of this letter for your use in conveying your voting instructions to the respective Plan Trustees.

In order to direct the voting of shares allocated to your account in the various Plans, you must fill out and sign this Vote Authorization Form and return it by no later than March 24, 2000 to: Donald J. Powell, Vice President, Human Resources, Queens County Savings Bank, 38-25 Main Street, Flushing, New York 11354. An envelope marked "Confidential" has been provided for your convenience.

Your shares will be tallied in a confidential manner and the respective Trustee will then vote the shares in accordance with your instructions. Should you need any further assistance in voting the shares in these benefit plans, please contact Human Resources.

You should also know that for any shares purchased by you or your family outside of these Plans, you will receive a separate proxy card and mailing. This letter and Vote Authorization Form pertain only to shares held through the Bank's benefit plans.

                                                        Sincerely yours,


                                                        The Board of Directors

                             VOTE AUTHORIZATION FORM

      I, the undersigned, understand that the aforementioned Trustees are the holders of record and custodians of all shares of Queens County Bancorp, Inc. (the "Company") common stock attributable to me under the benefit plans listed on the reverse of this page. Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Shareholders on April 19, 2000.

      Accordingly, you are to vote all shares attributable to me as follows:

      1. The election as directors of both nominees listed (except as marked to the contrary):

         Donald M. Blake and Joseph R. Ficalora

                FOR                       VOTE WITHHELD
                ---                       -------------

                ----------------          --------

      INSTRUCTION: To withhold your vote for any individual nominee, write the nominee's name on the line provided below:

      ----------------------------------------------

      2. The amendment of the Queens County Bancorp, Inc. 1997 Stock Option
         Plan.

                FOR                   AGAINST               ABSTAIN
                ---                   -------               -------

                ----------            -----------           -----------

      3. The ratification of the appointment of KPMG LLP as independent auditors of Queens County Bancorp, Inc. for the fiscal year ending December 31, 2000.

                FOR                   AGAINST               ABSTAIN
                ---                   -------               -------

                ----------            -----------           -----------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote any shares attributable to me in their capacities as indicated. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR the listed proposals and FOR other matters as recommended by the Board of Directors.

----------------------------                     ----------------------------
Print your name on this line                     Your signature

-----------------------
Date

Please date, sign, and return this form in the envelope provided by no later than Friday, March 24, 2000 to: Donald J. Powell, Vice President, Human Resources, Queens County Savings Bank, 38-25 Main Street, Flushing, New York 11354.